Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Cutera, Inc.
Brisbane, California
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237552) and Form S-8 (No. 333-114149, 333-123495, 333-132583, 333-141376, 333-149703, 333-158160, 333-187502, 333-206864, 333-221542, and 333-258283) of Cutera, Inc. of our reports dated March 1, 2022, relating to the consolidated financial statements and schedule, and the effectiveness of Cutera, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Francisco, California
March 1, 2022